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                                                                   EXHIBIT 10.42


                                    January 15, 2000

Mr. Robert E. Weissman
IMS HEALTH, Chairman and CEO
200 Nyala Farms
Westport, CT  06880

Dear Bob:

            AMENDED AND RESTATED FIRST AMENDMENT dated as of the 15th day of January, 2001 to the Employment Agreement effective July 1, 1998 (as Amended and Restated as of January 1, 2000) by and between Robert E. Weissman (the "Executive") and IMS Health Incorporated (the "Company") (the "Agreement").

                              W I T N E S S E T H:

            WHEREAS, Executive and the Company entered into the Agreement; and

            WHEREAS, in order to provide for an orderly transfer of authority and to also have the benefit of the Executive's experience and knowledge for a transitional period, the Company on November 14, 2000 entered into a First Amendment to the Agreement (the

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"First Amendment") pursuant to which, among other things, the Executive ceased to be Chairman of the Board of the Company but became Vice Chairman and Chairman of the Executive Committee of the Board and the Company and the Executive agreed to various changes in the compensation provisions of the Agreement; and

            WHEREAS, the Executive and the Company now wish for the Executive's employment with the Company and membership on the Board to end; and

            WHEREAS, the Executive and the Company desire to amend and restate the First Amendment to, among other things, end that employment and membership.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in the Agreement and this Amended and Restated First Amendment, and of other good and valuable consideration, the adequacy and receipt of which is acknowledged, the parties hereto hereby amend and restate the substance of the First Amendment to read in its entirety as follows:

            1. All terms used herein, except as otherwise specifically defined herein, shall have the same meaning as in the Agreement.

            2. Section 3(a) of the Agreement is amended by the addition of the following sentence at the end thereof, to read as follows:

            "Notwithstanding the foregoing, as of the date the Company appoints a new Chairman of the Board, the Executive shall cease to be Chairman of the Board of the Company and then, until 11:59, p.m., New York City time, on January 15, 2001 (the "Final Employment Time"), at the discretion of the Board, the Executive shall serve as Vice Chairman of the Board and Chairman of the Executive Committee of the Board reporting to the Chairman of the Board; except that Executive shall be treated for all

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            compensation and benefit purposes the same as if he still retained his title and position of Chairman of the Board. At the Final Employment Time, the Executive shall cease to be Vice Chairman of the Board and Chairman of the Executive Committee of the Board (to the extent he then holds those positions), shall cease to hold any other position he may hold within the Company and shall resign as a member of the Board."

            3. Section 6(a) of the Agreement is amended by the addition of the following subsections at the end thereof, to read as follows:

            "(v) During the five (5) year period following the date of Retirement, the Company shall make available to the Executive secretarial and administrative support services.

            (vi) All stock options granted under the IMS Health 1998 Employee Stock Incentive Plan (excluding all replacement options) and other equity grants held by the Executive shall fully vest as of November 14, 2000, with the exception of the August 23, 2000 stock option grant which shall vest as provided in the original grant. All options referenced in this subsection shall be exercisable until the end of the respective option terms provided in the original grants and the options awarded in the August 23, 2000 grant shall be exercisable in accordance with the terms of that grant.

            (vii) The pro rata annual incentive compensation under Section 4(b)
                  for the fiscal year 2001 shall be based on the greater of the actual performance incentive bonus for 1999, the targeted performance incentive bonus for 2000, or the actual performance incentive bonus for 2000. The Company will pay the Executive his performance incentive bonus for fiscal year 2000 at the usual time at which bonuses for fiscal year 2000 are paid to employees generally, and will pay the Executive his pro rata performance bonus for fiscal year 2001 at the usual time at which bonuses for fiscal year 2001 are paid to employees generally."


            4. As amended herein, the Agreement shall remain in full force and effect.


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            IN WITNESS WHEREOF, the Executive and the Company have executed this
Amended and Restated First Amendment as of the day and year first above written.

                                    /s/ Robert E. Weissman
                                    ----------------------
                                     Robert E. Weissman


                              IMS Health Incorporated

                              By: /s/ Robert H. Steinfeld
                                  -----------------------
                              Name:  Robert H. Steinfeld
                              Title: Senior Vice President and General Counsel